As filed with the Securities and Exchange Commission on January 25, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ELUTIA INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	47-4790334 (I.R.S. Employer Identification No.)

12510 Prosperity Drive, Suite 370
Silver Spring, MD 20904
(240) 247-1170

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Aziyo Biologics, Inc. Amended and Restated 2020 Incentive Award Plan

(Full title of the plan)

C. Randal Mills, Ph.D.

President and Chief Executive Officer

Elutia Inc.

12510 Prosperity Drive, Suite 370

Silver Spring, MD 20904

(240) 247-1170

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Eaton, Esq.

Michael Cochran, Esq.

Kilpatrick Townsend & Stockton LLP

1100 Peachtree St. NE, 2800

Atlanta, GA 30309

(404) 815-6500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Elutia Inc., a Delaware corporation (formerly known as Aziyo Biologics, Inc.) (the “Registrant”), to register (i) an additional 2,000,000 shares of the Registrant’s Class A common stock, par value $0.001 per share (“Common Stock”), under the Aziyo Biologics, Inc. Amended and Restated 2020 Incentive Award Plan (formerly known as the Aziyo Biologics, Inc. 2020 Incentive Award Plan) (the “Plan”) that became reserved and available for issuance following approval by the stockholders of the Registrant of the amendment and restatement of the Plan on June 8, 2023, and (ii) 927,904 shares of Common Stock under the Plan that became reserved and available for issuance on January 1, 2024, pursuant to the Plan’s “evergreen” provisions.

The Registrant previously filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (File No. 333-249391) on October 8, 2020, with respect to the shares of Common Stock previously reserved for issuance under the Plan (the “Prior Registration Statement”). This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. In accordance with such instruction, the contents of the Prior Registration Statement relating to the Plan are incorporated by reference in this Registration Statement, to the extent not replaced hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following is a complete list of exhibits filed as part of this Registration Statement:

Exhibit Number	Description

5.1	Opinion of Kilpatrick Townsend & Stockton LLP (filed herewith).

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.3	Consent of Kilpatrick Townsend & Stockton LLP (contained in Exhibit 5.1 hereto).

24.1	Power of Attorney (included in the signature page of this registration statement).

99.1	Aziyo Biologics, Inc. Amended and Restated 2020 Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed on April 27, 2023).

107	Filing Fee Table (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Silver Spring, Maryland, on January 25, 2024.

ELUTIA INC.

By:	/s/ C. Randal Mills, Ph.D.
C. Randal Mills, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints C. Randal Mills, Ph.D. and Matthew Ferguson, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Name	Title	Date

/s/ C. Randal Mills, Ph.D.	President, Chief Executive Officer and Director (principal executive officer)	January 25, 2024
C. Randal Mills, Ph.D.

/s/ Matthew Ferguson	Chief Financial Officer (principal financial officer and principal accounting officer)	January 25, 2024
Matthew Ferguson

/s/ Kevin Rakin	Chairman of the Board of Directors	January 25, 2024
Kevin Rakin

/s/ W. Matthew Zuga	Director	January 25, 2024
W. Matthew Zuga

/s/ Maybelle Jordan	Director	January 25, 2024
Maybelle Jordan

/s/ Brigid A. Makes	Director	January 25, 2024
Brigid A. Makes

/s/ David Colpman	Director	January 25, 2024
David Colpman